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                                                                   Exhibit 15.2
Baird,
Kurtz &
Dobson

Certified  Public    City Center Square
Accountants          1100 Main Street, Suite 2700        http://www.bkd.com
                     Kansas City, MO 64105-2112          Member of
                     816 221-6300 Fax 816 221-6380       Moores Rowland
                                                         International
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



     We are aware that our report dated October 28, 1998 on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended September 30, 1998 and 1997 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                       /s/Baird, Kurtz, Dobson
                                       BAIRD, KURTZ & DOBSON



October 24, 1998
                                                         BKD
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                                                         1923-1998